FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/13/2023

Work Order Item Number:	W2023011301689-2634108
Filing Number:	20232881427
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	1/13/2023 2:15:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0195302007-1 **Entity Name:** MARIZYME, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

DocuSign Envelope ID: EA3AA13C-5AA1-4CE5-823C-7DFD090BC9AD

Filed in the Office of	Business Number **E0195302007-1**
FVAguilar	Filing Number **20232881427**
Secretary of State State Of Nevada	Filed On **1/13/2023 2:15:00 PM**
	Number of Pages **1**

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Marizyme, Inc. Entity or Nevada Business Identification Number (NVID): NV20071413059
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: The current number of authorized shares of common stock, par value $0.001 per share ("common stock"), is 20,000,000, and the current number of authorized shares of preferred stock, par value $0.001 per share, is 25,000,000.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: The number of authorized shares of common stock will be increased to 75,000,000.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Every one (1) share of the issued and outstanding common stock will be changed into three-and-three-quarters (3.75) shares.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares are anticipated as a result of the foregoing change in connection with the anticipated filing of two additional Certificates of Change Pursuant to NRS 78.209, which are being submitted immediately after the filing of this Certificate of Change Pursuant to NRS 78.209, first, to effect a change of every one (1) share of the authorized and issued and outstanding common stock into four (4) shares, second, to change every fifteen (15) shares of the authorized and issued and outstanding common stock into one (1) share of the authorized and issued and outstanding common stock.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 01/17/2023 Time: 4:45 PM (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X DocuSigned by: David Barthel 24BED5544A78464... Signature of Officer — Chief Executive Officer (Title) — 01/13/2023 (Date)

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.